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                                                                    EXHIBIT 99.1

[O'CHARLEY'S INC. LOGO]                                       [FORBES 2002 LOGO]

NEWS RELEASE

CONTACT:   A. Chad Fitzhugh
           Chief Financial Officer
           (615) 782-8818


                O'CHARLEY'S RESCHEDULES EARNINGS CONFERENCE CALL

NASHVILLE, Tenn. (October 30, 2003)-- O'Charley's Inc. (NASDAQ/NM: CHUX) today announced it has rescheduled its earnings conference call for the fiscal third quarter ended October 5, 2003, to the morning of November 3, 2003, at 11:00 a.m. EST.

         The number to call on November 3 for the Company's interactive teleconference is (719) 457-2639. A replay of the conference call will be available until November 10, 2003, by dialing (719) 457-0820 and entering the passcode, 171676.

         The Company will also provide an on-line Web simulcast and rebroadcast of the conference call. The live broadcast of the Company's quarterly conference call will be available on-line at the Company's Website at www.ocharleys.com, as well as www.streetevents.com, www.fulldisclosure.com and www.vcall.com on November 3, 2003, beginning at 11:00 a.m. EST. The on-line replay will follow shortly after the call and continue until November 17, 2003.

         O'Charley's Inc. operates 206 O'Charley's restaurants in 16 states in the Southeast and Midwest. The menu, with an emphasis on fresh preparation, features several specialty items such as hand-cut and aged steaks, a variety of seafood, freshly-baked yeast rolls, fresh-cut salads with special-recipe salad dressings and signature caramel pie. The Company also operates Ninety Nine Restaurant & Pub in 86 locations throughout Connecticut, Maine, Massachusetts, New Hampshire, New York, Rhode Island and Vermont. Ninety Nine has earned a strong reputation for providing generous portions of high-quality food at moderate prices in a comfortable, relaxed atmosphere. The menu features a wide selection of appetizers, salads, sandwiches, burgers, entrees and desserts. In addition, the Company operates six Stoney River Legendary Steaks restaurants in Georgia, Illinois, Kentucky and Tennessee. The dinner-only steakhouse concept appeals to both upscale casual dining and fine dining customers by offering high-quality food and attentive customer service typical of high-end steakhouses at more moderate prices.


                                      -END-

              3038 Sidco Drive * Nashville, TN 37204 * (615) 256-8500